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                                                                      EXHIBIT 21
                              LIST OF SUBSIDIARIES


                                  Ecusta Australia Pty. Limited
                                  Ecusta Fibers Ltd.
                                  Ecusta Export Trading Corp.
                                  Glatfelter Investments, Inc.
                                  The Glatfelter Pulpwood Company
                                  Spring Grove Water Company
                                  Glatfelter of Nevada